Exhibit 99.1
Blackboard Inc. Reports Fourth Quarter and
Year End 2006 Results
— Fourth Quarter Revenue Increases 44 Percent to $51.4 million —
— Company Raises FY 2007 Guidance —
Washington, DC — February 6, 2007 — Blackboard Inc. (NASDAQ: BBBB) today announced financial results for the fourth quarter and year ended December 31, 2006 and updated guidance for the first quarter and full year 2007.
Blackboard’s fourth quarter revenue was $51.4 million, an increase of 44 percent over the same period in 2005. The increase in revenue was driven by strong growth in Blackboard’s annual licensing of enterprise level products to global academic institutions including clients resulting from the acquisition of WebCT, Inc., which closed on February 28, 2006. Product revenue in the fourth quarter was $46.8 million, an increase of 46 percent over the $32.0 million of product revenue last year. Professional services revenue for the quarter was $4.6 million, which represents an increase of 25 percent over the same period in 2005.
Net income in the fourth quarter was $201,000, resulting in net income per basic and diluted share of $0.01. Non-GAAP cash net income, which excludes the amortization of acquired intangibles, stock-based compensation expense and the associated tax impact, was $4.6 million in the fourth quarter resulting in a non-GAAP cash net income per diluted share of $0.16.
“This was a tremendous year for Blackboard and our industry,” said Michael Chasen, chief executive officer and president for Blackboard. “In 2006, we were able to significantly expand our client relationships through the acquisition and successful integration of WebCT while continuing to deliver innovative technologies and leading client support and services.”
Total revenue for the year ended December 31, 2006 was $183.1 million, an increase of 35 percent over 2005. Net loss was $10.7 million in 2006, resulting in a net loss per basic and diluted share of $0.39. Non-GAAP cash net income in 2006, which excludes the amortization of acquired intangibles, stock-based compensation expense and the associated tax impact, was $6.5 million, resulting in a non-GAAP cash net income per diluted share of $0.22. Additionally, Blackboard prepaid $35.0 million in principal on acquisition debt in 2006.

Highlights from the Fourth Quarter of 2006
•	Blackboard’s new and expanding client relationships in the quarter included:
•	U.S. Higher Education: Iowa State University, North Carolina Community College System, Pima Community College, Portland Community College, Salt Lake Community College, San Diego Community College District, Seton Hall University, Texas A&M University — College Station, The Board of Trustees of the University of Alabama, The College of New Jersey, University of Alabama at Huntsville, University of Florida Board of Trustees, University of Houston, University of Massachusetts Amherst, University of North Alabama and Weber State University.

•	International: Flinders University of South Australia, Keele University, La Trobe University, Leeds Metropolitan University, London Metropolitan University, Middlesex University, Napier University, Queensland University of Technology, Sheffield Hallam University, Universidad de Sevilla, University of Canterbury, University of East London, University of Melbourne, University of Portsmouth, University of Sheffield, University of Stellenbosch and University of Tasmania.

•	K-12: Amarillo Independent School District (TX), Broward County Public Schools (FL), Clear Creek Independent School District (TX), Cuyahoga Heights Schools (OH), Illinois State University Lab School (IL), Monroe County Public Schools (FL), Naperville CUSD 203 (IL), North East Florida Educational Consortium (FL), PAIS/BOA (PA), Pasadena Independent School District (CA), Pittsylvania County Schools (VA), Polk County Public Schools (FL), Rocky Hill School (RI), St. James Parish School Board (LA) and The School District of Palm Beach County (FL).
Highlights from the Year End 2006
•	Blackboard completed its acquisition of WebCT, Inc. on February 28, 2006 marking a major milestone in the education industry.
•	Blackboard ended 2006 with 3,462 clients representing an increase of 53 percent over 2005.
•	Blackboard’s enterprise-class licenses (Blackboard Learning System™ — Enterprise, Blackboard Community System™, Blackboard Transaction System™ and the Blackboard Content System™), totaled 3,492 at the end of 2006, which represents an increase of 67 percent over 2005.
•	Blackboard launched the Blackboard Beyond Initiative™, which is focused on developing a series of Web properties that connect the institutions, faculty, and students who use Blackboard applications worldwide across education segments and disciplines.
•	Blackboard’s BbOneSM offering is now in use at 65 U.S. higher education institutions. As of December 31, 2006, more than 1,000 off-campus merchants are now accepting BbOne as a form of payment.
Notice of Change to Financial Guidance
Beginning in the first quarter of 2007 Blackboard management will begin providing financial guidance and reporting on two new non-GAAP financial measures: “Non-GAAP Adjusted Net Income” and “Non-GAAP Adjusted Net Income per Share,” which exclude the amortization of acquired intangibles and the associated tax impact. These new measures will replace “Non- GAAP Cash Net Income” and “Non-GAAP Cash Net Income per Share,” which the Company had previously provided.

For the purpose of future comparisons, Blackboard is providing Non-GAAP Adjusted Net Income (Loss) and Non-GAAP Adjusted Net Income (Loss) per Share for 2006. Below is historical reconciliation of income (loss) before benefit (provision) for income taxes to Non-GAAP Adjusted Net Income (Loss) (1):

	Q1 2006	Q2 2006	Q3 2006	Q4 2006	FY 2006
	(unaudited and denoted in thousands except per share amounts)
Income (loss) before benefit (provision) for income taxes	$218	$(9,023)	$(6,775)	$261	$(15,319)
Add: Amortization of intangibles resulting from acquisitions	1,837	5,377	5,377	5,378	17,969
Adjusted (provision) benefit for income taxes (2)	(812)	1,440	552	(2,227)	(1,047)

Non-GAAP adjusted net income (loss)	$1,243	$(2,206)	$(846)	$3,412	$1,603

Non-GAAP adjusted net income (loss) per common share — diluted	$0.04	$(0.08)	$(0.03)	$0.12	$0.06

(1)	Non-GAAP adjusted net income and non-GAAP adjusted net income per share are non-GAAP financial measures and have no standardized measurement prescribed by GAAP. Management believes that both measures provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations and since the Company has historically reported these non-GAAP results they provide an additional basis for comparisons to prior periods. The non-GAAP financial measures may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company provides the above reconciliation to the most directly comparable GAAP financial measure to allow investors to appropriately consider each non-GAAP financial measure.

(2)	Adjusted (provision) benefit for income taxes is applied at an effective rate of 39.5%.
Financial Guidance for 2007
First Quarter of 2007:
•	Revenue of $53.0 to $54.2 million;

•	Amortization of acquired intangibles of approximately $5.4 million;

•	Net income of $1.3 to $1.8 million, resulting in net income per diluted share of $0.04 to $0.06, which is based on an estimated 29.5 million diluted shares and an effective tax rate of 41.5 percent; and

•	Non-GAAP adjusted net income excluding the amortization of acquired intangibles and the associated tax impact, of $4.4 to $4.9 million, resulting in non-GAAP adjusted net income per diluted share of $0.15 to $0.17 based on an estimated 29.5 million diluted shares and an effective tax rate of 41.5 percent.
Full Year 2007:
•	Revenue of $230 to $235 million;

•	Amortization of acquired intangibles of approximately $22 million;

•	Net income of $10 to $12 million, resulting in net income per diluted share of $0.33 to $0.40, which is based on an estimated 30 million diluted shares and an effective tax rate of 41.5 percent; and

•	Non-GAAP adjusted net income excluding the amortization of acquired intangibles and the associated tax impact, of $22.5 to $24.5 million, resulting in non-GAAP adjusted net income per diluted share of $0.75 to $0.82 based on an estimated 30 million diluted shares and an effective tax rate of 41.5 percent.
Conference Call
Blackboard will broadcast its fourth quarter conference call live over the Internet today beginning at 4:30 p.m. (Eastern). Interested parties can access the webcast through the Investor Relations section of the Company’s Web site at http://investor.blackboard.com. Please access the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary software.
A replay of the call will be available via telephone from approximately 7:00 p.m. Eastern (4:00 p.m. Pacific) on February 6, 2007 until 11:00 p.m. Eastern (8:00 p.m. Pacific) on February 13, 2007. To listen to the replay, participants in the U.S. and Canada should dial 888-286-8010, and international participants should dial +1 (617) 801-6888. The conference ID for the replay is 86268897.

BLACKBOARD INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2006	2005	2006
	(unaudited)	(unaudited)		(unaudited)
Revenues:
Product	$32,048	$46,795	$120,389	$160,392
Professional services	3,698	4,625	15,275	22,671

Total revenues	35,746	51,420	135,664	183,063
Operating expenses:
Cost of product revenues, excludes $2,800 and $9,333 in amortization of acquired technology included in amortization of intangibles resulting from acquisitions shown below for the three and twelve months ended December 31, 2006, respectively (1)	7,789	10,246	29,607	39,594
Cost of professional services revenues (1)	2,721	3,940	10,220	16,001
Research and development (1)	3,783	7,005	13,945	27,162
Sales and marketing (1)	9,604	14,420	37,873	58,340
General and administrative (1)	4,842	8,760	19,306	35,823
Amortization of intangibles resulting from acquisitions	66	5,378	266	17,969

Total operating expenses	28,805	49,749	111,217	194,889

Income (loss) from operations	6,941	1,671	24,447	(11,826)
Other income (expense):
Interest expense	(10)	(1,598)	(49)	(5,354)
Interest income	1,207	406	3,146	2,380
Other expense	—	(218)	—	(519)

Income (loss) before benefit (provision) for income taxes	8,138	261	27,544	(15,319)
Benefit (provision) for income taxes	14,973	(60)	14,309	4,582

Net income (loss)	$23,111	$201	$41,853	$(10,737)

Net income (loss) per common share:
Basic	$0.85	$0.01	$1.57	$(0.39)

Diluted	$0.79	$0.01	$1.47	$(0.39)

Weighted average number of common shares:
Basic	27,273,665	28,144,314	26,714,748	27,857,576

Diluted	29,214,963	29,113,413	28,509,777	27,857,576

(1) Includes the following amounts related to stock-based compensation:
Cost of product revenues	$—	$109	$—	$386
Cost of professional services revenues	—	5	—	524
Research and development	—	289	—	733
Sales and marketing	—	712	—	2,951
General and administrative	20	903	75	3,462

Reconciliation of income (loss) before benefit (provision) for income taxes to non-GAAP cash net income (2):

Income (loss) before benefit (provision) for income taxes	$8,138	$261	$27,544	$(15,319)
Add: Amortization of intangibles resulting from acquisitions	66	5,378	266	17,969
Add: Stock-based compensation	20	2,018	75	8,056
Adjusted provision for income taxes (3)	(3,248)	(3,025)	(11,015)	(4,229)

Non-GAAP cash net income	$4,976	$4,632	$16,870	$6,477

Non-GAAP cash net income per common share — diluted	$0.17	$0.16	$0.59	$0.22

Adjusted weighted average number of common shares — diluted	29,214,963	29,113,413	28,509,777	28,988,839

(2)	Non-GAAP cash net income and non-GAAP cash net income per share are non-GAAP financial measures and have no standardized measurement prescribed by GAAP. Management believes that both measures provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations and since the Company has historically reported these non-GAAP results they provide an additional basis for comparisons to prior periods. The non-GAAP financial measures may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company provides the above reconciliation to the most directly comparable GAAP financial measure to allow investors to appropriately consider each non-GAAP financial measure.

(3)	Adjusted provision for income taxes is applied at an effective rate of 39.5% for the three months ended December 31, 2005 and 2006, respectively, and 39.5% for the year ended December 31, 2005 and 2006, respectively.

BLACKBOARD INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2005	2006
		(unaudited)
	(in thousands, except per share amounts)

ASSETS

Current assets:
Cash and cash equivalents	$75,895	$30,776
Short-term investments	62,602	—
Accounts receivable, net	26,136	52,394
Inventories	1,806	2,377
Prepaid expenses and other current assets	2,116	3,514
Deferred tax asset, current portion	10,274	8,883
Deferred cost of revenues, current portion	5,797	7,983

Total current assets	184,626	105,927

Deferred tax asset, noncurrent portion	12,023	23,874
Deferred cost of revenues, noncurrent portion	1,310	4,253
Deferred merger costs (WebCT, Inc.)	4,956	—
Restricted cash	521	1,999
Property and equipment, net	9,940	12,761
Goodwill	10,252	101,644
Intangible assets, net	560	56,841

Total assets	$224,188	$307,299

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,833	$2,238
Accrued expenses	14,083	20,519
Term loan, current portion	—	246
Deferred rent, current portion	347	371
Deferred revenues, current portion	74,975	117,972

Total current liabilities	91,238	141,346

Term loan, noncurrent portion, net of debt discount	—	23,377
Deferred rent, noncurrent portion	426	157
Deferred revenues, noncurrent portion	2,199	2,298
Stockholders’ equity:
Common stock, $0.01 par value	275	282
Additional paid-in capital	210,805	231,331
Accumulated deficit	(80,755)	(91,492)

Total stockholders’ equity	130,325	140,121

Total liabilities and stockholders’ equity	$224,188	$307,299

BLACKBOARD INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2005	2006
		(unaudited)
	(in thousands)
Cash flows from operating activities
Net income (loss)	$41,853	$(10,737)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred income tax benefit	(14,799)	(6,657)
Excess tax benefits from stock-based compensation	—	(3,317)
Amortization of debt discount	—	1,701
Depreciation and amortization	6,867	8,980
Amortization of intangibles resulting from acquisitions	266	17,969
Change in allowance for doubtful accounts	(253)	(109)
Noncash stock-based compensation	75	8,056
Changes in operating assets and liabilities:
Accounts receivable	(4,197)	(21,780)
Inventories	188	(571)
Prepaid expenses and other current assets	(910)	(42)
Deferred cost of revenues	(2,191)	(5,129)
Accounts payable	719	133
Accrued expenses	2,373	(5,087)
Deferred rent	(294)	(245)
Deferred revenues	10,116	38,640

Net cash provided by operating activities	39,813	21,805

Cash flows from investing activities
Acquisition of WebCT, Inc., net of cash acquired	—	(153,547)
Payments for merger costs (WebCT, Inc.)	(2,536)	—
Purchase of property and equipment	(7,959)	(10,081)
Payments for patent enforcement costs	—	(276)
Purchase of held-to-maturity securities	(33,296)	—
Sale of held-to-maturity securities	9,750	23,546
Purchase of available-for-sale securities	(55,306)	—
Sale of available-for-sale securities	36,250	39,056

Net cash used in investing activities	(53,097)	(101,302)

Cash flows from financing activities
Proceeds from revolving credit facility	(762)	10,000
Payments on revolving credit facility	—	(10,000)
Proceeds from term loan	—	57,522
Payments on term loan	—	(35,600)
Release of letter of credit	—	1,777
Payments on letters of credit		(1,798)
Excess tax benefits from stock-based compensation	—	3,317
Proceeds from exercise of stock options	11,792	9,160

Net cash provided by financing activities	11,030	34,378

Net decrease in cash and cash equivalents	(2,254)	(45,119)
Cash and cash equivalents at beginning of period	78,149	75,895

Cash and cash equivalents at end of period	$75,895	$30,776

Use of Non-GAAP Financial Measures
This release includes information about the Company’s non-GAAP cash net income, non-GAAP cash net income per share, non-GAAP adjusted net income and non-GAAP adjusted net income per share which are non-GAAP financial measures. Management believes that both measures, which exclude amortization of acquired intangibles, stock-based compensation expense, and the associated tax impact, provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations and aspects of current operating performance which can be effectively managed. Since the Company has historically reported these non-GAAP results to the investment community, management also believes the inclusion of these non-GAAP financial measures provides consistency in its financial reporting and facilitates investors’ understanding of the Company’s historic operating trends by providing an additional basis for comparisons to prior periods. In addition, the Company’s internal reporting, including information provided to the Company’s Audit Committee and Board of Directors, contains non-GAAP measures. The Company has also adopted internal compensation metrics that are determined on a basis that excludes amortization of acquired intangibles, stock-based compensation expense, and the associated tax impact.
A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable with similar non-GAAP financial measures used by other companies. The Company compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure which investors can use to appropriately consider each financial measure determined under GAAP as well as on the adjusted non-GAAP basis. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition to the information contained in this release, investors should also review information contained in the Company’s Form 10-Q dated November 9, 2006, as well as other filings with the Securities and Exchange Commission when assessing the Company’s financial condition and results of operations.
About Blackboard Inc.
Blackboard Inc. (NASDAQ: BBBB) is a leading provider of enterprise software applications and related services to the education industry. Founded in 1997, Blackboard enables educational innovations everywhere by connecting people and technology. Millions of people use Blackboard everyday at academic institutions around the globe, including colleges, universities, K-12 schools and other education providers, as well as textbook publishers and student-focused merchants that serve education providers and their students. Blackboard is headquartered in Washington, D.C., with offices in North America, Europe, Australia and Asia.
www.blackboard.com
Blackboard
Educate. Innovate. Everywhere.™
Any statements in this press release about future expectations, plans and prospects for Blackboard and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the factors discussed in the “Risk Factors” section of our Form 10-Q filed on November 9, 2006 with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of February 6, 2007. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to February 6, 2007.
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